Exhibit 32.2

CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Quotient Limited, a company incorporated under the laws of Jersey, Channel Islands (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K/A of the Company for the year ended March 31, 2021 (the “Form 10-K/A”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2021	/s/ Ali Kiboro
Ali Kiboro
Chief Financial Officer

This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.